Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 30, 2005, by and among ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), Dolphin Direct Equity Partners, LP, a Delaware limited partnership (“Dolphin”), and the other investors (the “Other Buyers”), if any, listed on the Schedule of Other Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series AA Convertible Preferred Stock (the “Series AA Preferred”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences, and rights of Series AA Preferred Stock of the Company attached to this agreement as Exhibit A (the “Certificate”), which Series AA Preferred shall be convertible into the Company’s Common Stock, no par value per share (the “Common Stock”), in accordance with the terms of such Certificate.

C. Dolphin wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate principal amount of up to Sixteen Million Dollars ($16,000,000) of Series AA Preferred.

D. In the event that the Other Buyers have properly elected to purchase any portion of the Series AA Preferred pursuant to the terms of Section 8.10 – Participation in Future Financing (“Section 8.10”) of that certain Terms and Conditions for Purchase of Shares and Warrants between the Company and such Investors (as defined in the Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time in accordance with its terms, the “Investor Rights Agreement”)) dated September 23, 2004 (the “Casimir Agreements”), the Other Buyers wish to purchase and the Company wishes to sell to the Other Buyers, upon the terms and conditions stated in this Agreement, a portion of the Series AA Preferred referred to in Paragraph C in such respective amounts as are set forth on the Schedule of Other Buyers.

E. As a condition to the Initial Closing (as hereinafter defined), the parties hereto are executing and delivering an Investor Rights Agreement, pursuant to which the Company will provide certain registration, voting and other rights with respect to the Series AA Preferred and the shares of Common Stock into which the Series AA Preferred are convertible (the “Conversion Shares”) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Series AA Preferred and the Conversion Shares are referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyers hereby agree as follows:

1. Purchase and Sale of Series AA Preferred.

(a) Purchase of Series AA Preferred.

(i) Initial Series AA Preferred. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, (A) the Company shall issue and sell to Dolphin and Dolphin agrees to purchase from the Company on the Initial Closing Date (as defined below), Eighty Thousand Four Hundred (80,400) newly issued shares of Series AA Preferred at a price of One Hundred Dollars ($100.00) per share (the “Purchase Price”) for an aggregate Purchase Price of Eight Million Forty Thousand Dollars ($8,040,000), and (B) the Company shall issue and sell to each Other Buyer, and each Other Buyer, severally but not jointly, agrees to purchase from the Company on the Initial Closing Date that number of additional newly-issued shares of Series AA Preferred as is set forth opposite such Other Buyer’s name on the Schedule of Other Buyers, which in the aggregate (excluding the shares of Series AA Preferred purchased from the Company on the Initial Closing Date by Dolphin) equals up to thirty-three (33%) percent of the total number of shares of Series AA Preferred purchased from the Company on the Initial Closing Date (including the shares of Series AA Preferred purchased from the Company on the Initial Closing Date by Dolphin), at the Purchase Price per share, such shares purchased by all of the Buyers being referred to herein as the “Initial Closing Shares”).

(ii) Second Series AA Preferred. Subject to the terms of Section 1(c) below and the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below, the Company shall issue and sell to each Buyer, severally but not jointly, and each Buyer agrees to purchase from the Company on the Second Closing Date (as defined below), the Unsubscribed Shares (as defined below) in the Rights Offering (as defined below), in the proportion that such Buyer’s Initial Closing Shares represents to all Initial Closing Shares, such shares purchased by the Buyers on the Second Closing Date being referred to herein as the “Second Closing Shares”).

(iii) Initial Closing. The date and time (the “Initial Closing Date”) of the consummation of the transaction contemplated by Section 1(a)(i) above (the “Initial Closing”) shall be three Business Days after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below (or such other date or place as is mutually agreed to by the Company and Dolphin) at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iv) Second Closing. The date and time (the “Second Closing Date” and, together with the Initial Closing Date, the “Closing Dates”) of the consummation of the transaction contemplated by Section 1(a)(ii) above (the “Second Closing” and, together with the Initial Closing, the “Closings”) shall be three Business Days after notification of satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 6(b) and 7(b) below (or such other date or place as is mutually agreed to by the Company and Dolphin) at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004.

(b) Form of Payment. On each Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Series AA Preferred to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver or cause to be delivered to each Buyer the Series AA Preferred (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(c) Rights Offering.

(i) Subject to Section 1(c)(ii), following the Initial Closing Date, the Company shall undertake a registered rights offering (the “Rights Offering”) pursuant to which the Company will offer to the Company’s common stockholders (the “Stockholders”) rights to purchase such number of newly-issued Series AA Preferred as will, when added to the number of shares purchased at the Initial Closing, have the sum of One Hundred Sixty Thousand shares (160,000) (the “Offered Shares”) of Series AA Preferred, at a price of One Hundred Dollars ($100) per Offered Share. Pursuant to the terms of the Rights Offering, each of the Stockholders will have the right to purchase its pro rata share of the Offered Shares, for a subscription period of not less than 20 days, with (i) at least one 20-day extension, if necessary, (ii) oversubscription rights for initial subscribers in proportion to their initial subscription, if necessary, and (iii) such additional oversubscription rights, if necessary, all as may be appropriate to encourage maximum Stockholder participation therein, subject to the prior written approval of Dolphin. Within three Business Days following the Initial Closing Date, the Company shall file with the SEC a registration statement on Form S-1 or other applicable form (the “Registration Statement”), substantially in the form that has been previously reviewed and reasonably approved by Dolphin and Hughes Hubbard & Reed LLP, covering the offering and sale of the Offered Shares to the Stockholders and the Buyers as standby purchasers in the Rights Offering.

(ii) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Buyer, and each Buyer, severally but not jointly, agrees to purchase from the Company at the Purchase Price per share, which Purchase Price shall be the subscription price per share set forth on the cover page of the prospectus (the “Prospectus”) included in the Registration Statement at the time it is declared effective by the SEC or on the cover page to the prospectus relating to the Registration Statement that is filed with the SEC pursuant to Rule 424(b) under the 1933 Act, such proportion of the Offered Shares, equal to the proportion that such Buyer’s Initial Closing Shares represents to all Initial Closing Shares, not subscribed for and purchased by the Stockholders in the Rights Offering (the “Unsubscribed Shares”). Each Buyer’s right and obligation to purchase its respective proportion of the Unsubscribed Shares from the Company, and the Company’s obligation to sell such Unsubscribed Shares to such Buyer, shall be fixed, subject to the conditions contained in Section 6(b) and 7(b), as of the time of the expiration of the Rights Offering.

(d) Satisfaction of Participation Rights Each Buyer holding participation rights under Section 8.10 of the Casimir Agreements consents to the procedures and obligations of the Other Buyers in this Agreement, including but not limited to this Section 1, in full satisfaction of such participation rights.

(e) Escrow Agreement. Dolphin, the Company and Hughes Hubbard & Reed LLP, as escrow agent, simultaneously herewith have entered into the Escrow Agreement in the form attached hereto as Exhibit F (the “Escrow Agreement”), pursuant to which Dolphin has placed $2,000,000 of cash in escrow as a demonstration of good faith in connection herewith.

(f) Bridge Loan. The Company and Dolphin have agreed to consider the advance by Dolphin of a loan or loans of cash in an amount of up to $1,000,000 to finance certain expenses and/or capital requirements of the Company prior to the Initial Closing, upon mutually agreeable terms and conditions (the “Bridge Facility”); provided that the foregoing shall not constitute any commitment by either the Company or Dolphin to enter into any Bridge Facility, which would be subject to the execution of definitive documentation relating thereto. The Company and Dolphin currently contemplate that advances under the Bridge Facility, if any, may be made out of the Escrow Fund, as such term is defined in the Escrow Agreement. The Company and Dolphin agree, however, that any Bridge Facility would be subject to the receipt by the Company of, among other things, such waivers and consents from existing creditors of the Company as would permit Dolphin to have a first priority perfected lien securing all advances under the Bridge Facility (subject to the lien as of the date hereof of Silicon Valley Bank under the Company’s existing Loan and Security Agreement with Silicon Valley Bank of November 19, 2004, as amended to the date hereof). Notwithstanding anything to the contrary herein or in any other Transaction Document, in the event of any advances under the Bridge Facility, the payment of all amounts payable by the Company under the Bridge Facility, including without limitation all outstanding principal and accrued interest thereunder, shall be made by an offset on a dollar-for-dollar basis of the first amounts payable by Dolphin at the Initial Closing pursuant to the terms of this Section 1.

(g) Buyers. The Other Buyers shall be permitted to participate herein solely by virtue of rights they may have pursuant to Section 8.10 of the Casimir Agreements.

2. Buyers’ Representations and Warranties.

Each Buyer represents and warrants with respect only to itself that:

(a) No Sale or Distribution. Such Buyer is acquiring the Series AA Preferred, and upon conversion of the Series AA Preferred, will acquire the Conversion Shares issuable upon conversion of the Series AA Preferred, as the case may be, for its own account, not as nominee or agent, and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Investor Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer, (B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that, until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Investor Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement and the Investor Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Investor Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Dolphin is a resident of the State of New York and each Other Buyer is a resident of the jurisdiction set forth beside its name on the Schedule of Other Buyers.

3. Representations and Warranties of the Company.

The Company represents and warrants to each Buyer that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns outstanding capital stock or holds an equity or similar interest representing the outstanding equity or similar interest of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Investor Rights Agreement, the Certificate, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Management Services Agreement and any other certificate, instrument or document contemplated hereby or thereby (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series AA Preferred, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series AA Preferred have been duly authorized by the Company’s Board of Directors and, other than the filings specified in Section 3(e) and the Stockholder Approval (as defined in Section 4(n)), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents dated on or prior to the date hereof have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. Subject to Stockholder Approval, the issuance of the Series AA Preferred and the issuance of the Conversion Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of each of the Initial Closing and the Second Closing, respectively, a number of shares of Common Stock shall have been duly and irrevocably authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the maximum number of Series AA Preferred purchasable hereunder. Upon issuance or conversion in accordance with the Certificate, the Series AA Preferred and the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Series AA Preferred is exempt from registration under the 1933 Act.

(d) No Conflicts. Subject, as applicable, to obtaining the Stockholder Approval, the execution, delivery and performance of the Transaction Documents by the Company, the consummation of the Rights Offering and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Series AA Preferred and reservation for issuance and issuance of the Conversion Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect.

(e) Consents. Except as set forth in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Initial Closing Date and the Second Closing date, as the case may be, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Each Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that each Buyer is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and the representations and warranties of each Buyer in this Agreement.

(g) No General Solicitation; Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except for the agents and advisors previously disclosed in writing by the Company to Dolphin, the Company has not engaged any investment advisor, placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, assuming the receipt of the Stockholder Approval, any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series AA Preferred may increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series AA Preferred in accordance with this Agreement and the Certificate is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. Except as set forth on Schedule 3(j)(a), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (each a “Rights Plan”). The Board of Directors of the Company has, prior to the execution of this Agreement, adopted a resolution exempting the issuance of the Securities from any Rights Plan of the Company and from any control share acquisition statute applicable to the Company, which is attached hereto as Schedule 3(j)(b).

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to each Buyer or its respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Other than as set forth in the SEC Documents, since the date of the Company’s most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect as defined in Section 3(a) of this Agreement. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent. For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) the Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or

Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, other than as expressly disclosed in the Company’s SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior the date hereof and other than options disclosed on Schedule 3(r), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists, respectively, of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 16,711,562 are issued and outstanding and 8,684,125 shares are reserved for issuance pursuant to outstanding options and warrants, (ii) 1,797,500 shares of non-voting preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, (iii) 2,000 shares of non-voting Series A preferred, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, (iv) 200,000 shares of non-voting series B preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, and (v) 500 shares of series C preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Investor Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to each Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors. Schedule 3(t) sets forth the details of any such litigation.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. Except as set forth on Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and material defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. Except as set forth on Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, “Intellectual Property Rights”), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 3(x), none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person and none of the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. Except as set forth on Schedule 3(x), there is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. Except as set forth on Schedule 3(y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary, subject to rights reserved to David Holden under the Share Purchase Agreement dated January 17, 2001 and instruments ancillary thereto, until obligations to him are fully paid.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(cc) Form S-3 Eligibility. The Company is eligible to register the Series AA Preferred and Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Disclosure. Other than the provision of certain projections as to the financial situation of the Company, information provided to the Buyers that may be deemed to be material, as reasonably determined collectively by the Company and the Buyers, (the “Disclosed Information”), which Disclosed Information shall be made public prior to or in conjunction with the Final 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided any Buyer or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to each Buyer regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ff) Independent Accountants. Hein & Associates LLP, who have certified the consolidated financial statements of the Company as of December 31, 2003 and 2004, are independent public accountants within the meaning of the 1933 Act, and Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of December 31, 2002, are independent public accountants within the meaning of the 1933 Act.

(gg) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(hh) Rights Offering Registration Statement. The Registration Statement and the Prospectus (and any amendment thereof or supplement thereto, including any documents incorporated therein by reference) will comply, in all material respects, with the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC thereunder. The Registration Statement (and any amendment thereto, including any documents incorporated therein by reference) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (and any supplement thereto) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Compensation Matters. Set forth on Schedule 3(ii) is a complete list of all compensation plans (as such term is defined in Item 402 of Regulation S-K promulgated under the 1933 Act) relating to all employees, directors, stockholders and consultants of or to the Company and each Subsidiary, including without limitation all stock option and other equity compensation or incentive plans and the vesting, pricing and other material terms thereof, and identifies each such Person eligible to participate therein and the extent of all such participation, benefits and entitlements thereunder.

(jj) Participation Rights. Except as provided in Section 1(a)(i) and (ii), there are no rights of any Person, including pursuant to Section 8.10 of the Casimir Agreements, with respect to participation in the Rights Offering, other than the Stockholders in their proportionate rights to purchase Series AA Preferred pursuant to the terms of the Rights Offering by virtue of such Stockholder status (as opposed to status as a standby purchaser).

(kk) Correspondence with Auditors. Prior to the date hereof, the Company has provided to each Buyer true, correct and complete copies of all written correspondence between the Board of Directors or the Audit Committee and the Company’s independent auditors with respect to the last two completed fiscal years of the Company and any subsequent interim period, and the latest draft as of the date hereof of such auditors’ report to such Board or Committee with respect to the fiscal year ended December 31, 2004, which draft the Company represents is to the best of its knowledge after due inquiry in substantially final form.

4. Covenants.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file Forms D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyers promptly after each such filing. The Company shall, on or before each Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Investor Rights Agreement) shall have sold all the Securities and none of the Securities is outstanding (the “Reporting Period”), and other than in accordance with the Certificate, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings.

(d) Use of Proceeds. The Company will use (i) first, $5,000,000 from the net proceeds from the first $8,000,000 of gross proceeds received from the sale of the Series AA Preferred at the Initial Closing (subject to the payment of the Bridge Facility, if any) for the payment of the outstanding subordinated creditors in the respective amounts set forth on Schedule 4(d) attached hereto, (ii) next, the balance of net proceeds received at the Initial Closing for the payment of all amounts payable pursuant to Section 4(g)(ii), (iii) next, the balance of the net proceeds from the first $8,000,000 of gross proceeds received at the Initial Closing for general working capital purposes, (iv) next, net proceeds from gross proceeds in excess of such first $8,000,000 (whether received at the Initial Closing or the Second Closing) to pay the balance of the amounts outstanding to such subordinated creditors as set forth on Schedule 4(d), and (v) last, the remaining net proceeds from the Closings, other than as are to be paid or used pursuant to clauses (i) - (iv), for general working capital purposes. The Company will not use the net proceeds from the sale of the Securities for the redemption or repurchase of any of its equity or debt securities, other than as expressly contemplated by this Section 4(d).

(e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period provided that the following does not constitute material, nonpublic information, (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any fiscal quarter, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) promptly after the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, unless those press releases are timely filed on Form 8-K.

(f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

(g) Fees. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid, on a current basis as billed to Dolphin, all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Series AA Preferred on any securities exchange or inter-dealer quotation system, (D) related to any filing with the National Association of Securities Dealers, Inc. (“NASD”), (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not either Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for such Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including without limitation any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

(ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all reasonable out-of-pocket costs, fees and expenses (including, without limitation, all reasonable fees and other client charges and expenses of Hughes Hubbard & Reed, counsel for Dolphin) (“Expenses”) incurred by, or on behalf of, Dolphin in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with (i) any accounting, business, environmental, legal, or regulatory due diligence review of the Company and its business and (ii) the revision, negotiation, execution and delivery of all Transaction Documents. If this Agreement is terminated by any party for any reason relating to the failure of the Company to comply with or cause to occur any representation, warranty, covenant or condition precedent to any Buyer’s obligations hereunder, or if for any such reason any Closing shall not occur in accordance with the express terms of this Agreement, the Company shall pay, promptly following notice from Dolphin to the Company of such termination or failure to close, but in no event later than ten days following delivery of such notice, a break-up fee to Dolphin in cash in the amount of $160,000, not as liquidated damages but as a penalty relating to the time and expense incurred by Dolphin in finding, structuring, negotiating and otherwise facilitating the transactions contemplated hereby, which amount shall be excluded from, and shall not be considered in connection with, the calculation of losses or indemnification rights pursuant to Sections 10 or 11(k) hereof.

(iii) At the Initial Closing, the Company shall pay Dolphin in cash a closing fee equal to Three Hundred Twenty Thousand Dollars ($320,000), relating to Dolphin’s work facilitating and effecting such closing, by reducing by such amount the Purchase Price otherwise payable by Dolphin at such closing.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York time, on the second Business Day following the date hereof and the date of any material amendment to the terms set forth in this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the Agreement in compliance with applicable SEC regulations (including all attachments, the “Initial 8-K Filing”). On or before 5:30 p.m., New York time, on the second Business Day following each Closing Date, the Company shall file a Current Report on Form 8-K describing the applicable Closing and disclosing any previously undisclosed Disclosed Information in the form required by the 1934 Act (such filings, including all attachments, the “Closing 8-K Filings” and, collectively with the 8-K Filing, the “8-K Filings” and each an “8-K Filing”). From and after the filing of each 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of each 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Dolphin shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer’s express written consent unless required by applicable law and regulations).

(j) Additional Series AA Preferred; Variable Securities; Dilutive Issuances. So long as any Investor beneficially owns any Securities, the Company will not issue any Series AA Preferred or other shares of preferred stock of any series or class other than to the Buyers as contemplated hereby. For so long as any Series AA Preferred remain outstanding, the Company shall not, in any manner, without the prior written consent of Dolphin, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate) with respect to the Common Stock into which any Series AA Preferred is convertible. For so long as any Series AA Preferred remain outstanding, the Company shall not, in any manner, without the prior written consent of Dolphin, enter into or effect any Dilutive Issuance (as defined in the Certificate) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Series AA Preferred any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Series AA Preferred without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(k) Corporate Existence. So long as any Investor beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate.

(l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after each Closing Date, 130% of the aggregate number of shares of Common Stock issuable upon conversion of all of the Series AA Preferred.

(m) Conduct of Business.

(i) Unless the Company shall otherwise agree in writing with Dolphin (such agreement not to be unreasonably withheld) and except as expressly contemplated by the Transaction Documents, during the period from the date hereof to the Second Closing Date, (i) the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause its Subsidiaries to use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

(1) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date hereof in accordance with their present terms;

(3) hire any executive officer of the Company;

(4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(5) (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

(6) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as are in the ordinary course of business consistent with past practice;

(7) enter into or commit to enter into any material transaction, material monetary commitment or capital expenditure or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

(8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

(9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $50,000 in the aggregate;

(10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; and

(11) agree or commit to do any of the foregoing.

(ii) Notwithstanding the forgoing, to the extent that any of the foregoing shall constitute material, nonpublic information, before seeking Dolphin’s consent hereunder, the Company shall first confirm with Dolphin that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if Dolphin agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(n) Proxy Statement; Stockholder Approval.

(i) Within three business days following the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials with respect to a special meeting of the stockholders of the Company (the “Stockholder Meeting”), which the Company shall use its reasonable best efforts to hold and shall hold by no later than August 5, 2005 (such date, which shall be August 19, 2005 in the event that the proxy statement relating to such meeting is reviewed by the SEC, the “Stockholder Meeting Deadline”), for the purpose of approving proposals (the “Transaction Proposals”) providing for, among other things (A) the full authorization, approval and adoption for all purposes in accordance with all applicable law of the Certificate and the Series AA Preferred, and (B) the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”). The Company shall use its best efforts to prepare and file with the SEC a definitive proxy statement, substantially in the form that has been previously reviewed and reasonably approved by Dolphin and Hughes Hubbard & Reed LLP, as promptly as practicable after the date hereof, but in no event later than seven days after the date hereof, reflecting the terms and conditions of this Agreement. The proxy (or information statement, if applicable) materials shall not contain any information concerning any Buyer without Dolphin’s consent, which may be granted in its sole discretion. The proxy (or information statement, if applicable) materials at the time they are filed with the SEC shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The Company shall provide each stockholder entitled to vote at the Stockholder Meeting a proxy statement and the Company shall use its best efforts to solicit the stockholders’ approval of the Transaction Proposals (which best efforts may include, without limitation, retaining a reputable proxy solicitor) and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the transaction resolutions. The Company shall be obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

(iii) If the Company calls a special (or annual) meeting of stockholders pursuant to this Section 4, neither prior to nor at such meeting shall the Company put forth any matter, other than approving the Transaction Proposals, to the holders of Common Stock or any other voting securities of the Company for their approval without the prior written consent (such consent not to be unreasonably withheld) of Dolphin, except that the Company may include in any meeting a proposal regarding the election of directors and a proposal regarding the adoption of an employee stock incentive plan in a form reasonably acceptable to Dolphin.

(o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(p) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.

(q) Notification of Certain Matters. The Company shall give prompt notice to Dolphin if any of the following occur: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which relates to the consummation of the transactions contemplated by the Transaction Documents; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with Dolphin that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if Dolphin agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(r) Access and Information. Between the date hereof and the Second Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such access or information (without disclosing the nature of any information that may constitute material, nonpublic information) and if such Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(s) Sales by Officers and Directors. Until the Second Closing Date, the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act.

(t) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(u) Exclusivity. (i) The Company agrees that, during the period from the date hereof until the Second Closing Date (or the Initial Closing Date in the event that Dolphin has notified the Company in accordance with the terms of this Agreement that no Second Closing will occur), it shall not, and shall cause its directors, officers, agents, representatives, affiliates, stockholders and any other person acting on its behalf (collectively, the “Representatives”) not to, directly or indirectly, (1) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into: (A) a merger, consolidation or other business combination involving the Company, (B) an acquisition of 5% or more of the then-outstanding equity securities of the Company, (C) an acquisition of equity securities, or of debt securities or other securities convertible into or exchangeable for equity securities of the Company, which would, after giving effect to such conversion or exchange, constitute more than 5% of the outstanding equity securities of the Company, (D) the issuance of debt securities with no equity component or related equity component of, or other borrowing by, the Company in a principal amount in excess of $1 million, (E) a sale, transfer, conveyance, lease or disposal of all or any significant portion of the assets of the Company in one transaction or a series of related transactions (other than sales of inventory in the ordinary course of business), (F) a liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution by the Company, (G) the occurrence of individuals who at the beginning of such period constituted the Board of Directors or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), ceasing for any reason to constitute a majority of such Board of Directors then in office or (H) any other transaction in lieu of, or which would impede or prevent, the transactions contemplated by the Transaction Documents (any of the foregoing, a “Competing Transaction”), or (2) conduct any discussions or negotiations, or provide any information to (or any review information of) any other party, or enter into any agreement, arrangement or understanding, regarding, or in connection with, a Competing Transaction; provided, however, that nothing herein shall prevent the Company from taking a position contemplated by Rules 14d-9 and 14e-2 promulgated under the 1934 Act with regard to any unsolicited tender offer.

(ii) The Company will promptly notify each Buyer if the Company (or any of its Representatives) receives any such offer, inquiry or proposal and the details thereof, and keep such Buyer informed with respect to each such offer, inquiry or proposal. The Company will provide such Buyer with copies of all such offers, inquiries or proposals that are in writing.

(iii) The Company acknowledges that each Buyer will be entitled to obtain a court order in any court of competent jurisdiction against acts of non-compliance with this Section 4(u), without the posting of bond or other security, in addition to, and not in lieu of, other remedies it may have.

(v) Rights Offering.

(i) The Company shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper, desirable or advisable to consummate the Rights Offering in accordance with the terms hereof and to the extent not inconsistent herewith, the reasonable requests of Dolphin.

(ii) The Company further covenants that (i) the offering price per share of Series AA Preferred issuable in the Rights Offering shall be the Purchase Price per share and (ii) the Rights Offering shall be open for the periods contemplated in Section 1(c)(i), including such other periods, if any, as is required by applicable federal securities laws and the rules and regulations thereunder, including the interpretations thereof by the staff of the SEC.

(w) Employee Agreements. The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall, as soon as practicable but in no event later than 20 days following the date hereof, enter into valid, binding and legally enforceable (a) intellectual property, (b) confidentiality, (c) non-competition, non-solicitation and (d) employment agreements, or amended such agreements, with each officer and other material employee of the Company and each Subsidiary, having terms and conditions as shall be reasonably requested Dolphin. In addition to the foregoing, the Company and, to the extent it is a party thereto, each of its Subsidiaries, as applicable, shall, as soon as practicable but in no event later than 30 days following the date hereof, terminate each employment agreement any of the foregoing Persons may have with the Company or any Subsidiary.

(x) Lenders and Others. The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall, as soon as practicable but in no event later than 20 days following the date hereof, enter into valid, binding and legally enforceable agreements with (i) each subordinated lender identified on Schedule 4(x) (A) approving the transactions contemplated by this Agreement, (B) eliminating substantially all of the warrants for Company stock issued to such subordinated lenders, and (C) consenting to be subordinated to Dolphin’s security interest to the extent of a possible bridge loan to the Company, as applicable, (ii) all Persons entitled to any accrued and future accruals of royalty payments from the Company or any Subsidiary currently due April 30, 2006 waiving and forgiving all such royalties, except for Four Hundred Seventy Thousand Dollars ($470,000) to be due and payable December 31, 2006, and (iii) Silicon Valley Bank and each of the other Consenting and Waiving Parties (as hereinafter defined) waiving and consenting to the transactions contemplated by this Agreement and the other Transaction Documents without triggering any default or acceleration of any kind or depriving any Buyer of any of the benefits to which they would be entitled under any Transaction document but for the failure to obtain such waivers and consents. True, correct and complete copies of the foregoing agreements have been provided to each Buyer or will be so provided within 20 days of the date hereof.

(y) Investor Rights Agreement. At the Initial Closing, the Company shall execute and deliver to each Buyer the Investor Rights Agreement.

(z) Management Services Agreement. At the Initial Closing, the Company shall execute and deliver to Dolphin the Management Services Agreement in the form attached hereto as Exhibit C (the “Management Services Agreement”).

(aa) Existing Rights of Participation. The Company shall provide all of the required notices pursuant to Section 8.10 of the Casimir Agreements. In the event that any holders of rights under Section 8.10 of any Casimir Agreement shall exercise or waive, in whole or in part, any such rights thereunder, the Company shall promptly notify Dolphin following the Company’s receipt of each notice or other advice of such waiver or exercise, and the Company shall keep Dolphin notified on a prompt basis of its communications with eligible right holders in connection therewith.

(bb) Correspondence with Auditors. The final and executed copy of the letter from the Company’s independent auditors delivered in draft form to the Company as contemplated by Section 3(kk) shall not be different in any material respect from such draft, and the Company will deliver a copy of such final and executed letter to each Buyer within 30 days of the date hereof. In the event that such letter refers to actions required or recommended to be taken by or on behalf of the Company, the Company will provide to each Buyer a written plan for the implementation of such actions, including a representation as to the expected timing and expense thereof.

(cc) Board of Directors. From and after the Initial Closing and so long as Dolphin and its Affiliates (as such term is defined in Rule 405 promulgated by the Commission under the 1933 Act) collectively shall own at least 50% of the Series AA Preferred, or the shares into which such Series AA Preferred may be converted, purchased by Dolphin at the Initial

Closing the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

(i) the Company shall have delivered to Dolphin a copy of the Company’s Bylaws and resolutions of the Board of Directors of the Company (the “Board”) all certified by the Secretary or an executive officer of the Company as in effect on the Initial Closing Date wherein the size of the Board has been maintained at seven (7) or reduced to five (5) (which number shall be as determined by Dolphin and provided by notice to the Company at least three days prior to the Initial Closing Date) members and Dolphin shall be entitled to appoint five (5) (in the event of a seven-member Board as contemplated above) or three (3) (in the event of a five-member Board as contemplated above) members to fill the vacancies referred to in this clause (i) below, which initial appointees shall be identified to the Company prior to the Initial Closing Date. In order to achieve the Board size referenced above: (A) at least one day prior to the Initial Closing Date the Company shall provide to Dolphin the irrevocable written letters of resignation, effective as of the Initial Closing but not before, of such number of Board members as shall leave in place two directors, as approved in advance by Dolphin, duly elected by shareholders and qualifying as “independent” for purposes of Rule 10A-3 of the SEC and Rules 4200(15) and 4350 of the NASD, and (B) effective as of the Initial Closing, the foregoing resignations shall be in full force and effect and such remaining directors shall appoint the appointees of Dolphin as contemplated above to fill the vacancies created by such resignations;

(ii) notwithstanding the foregoing, at all times after the Initial Closing the Board shall be comprised of a majority of Dolphin appointees;

(iii) the composition of the board of directors of each of the Company’s Subsidiaries (as defined in the Securities Purchase Agreement) (a “Sub Board”) shall be the same as that of the Board;

(iv) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the members of the Board and each such committee shall include at least one member appointed to the Board by Dolphin;

(v) in the event that any representative designated hereunder by Dolphin ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board shall be filled by Dolphin;

(vi) the Company shall at its expense comply in all respects with Section 14(f) of the 1934 Act and Rule 14f-1 of the SEC, subject to any reasonable requirements by Dolphin in connection therewith.

5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s) or transferees, for the Securities issued at each Closing in such amounts as specified from time to time by each Buyer to the Company in the form of Exhibit D attached hereto in accordance with the terms hereof (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable

Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If any Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the applicable Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to the Company’s Obligation to Sell.

(a) Initial Closing. The obligation of the Company hereunder to issue and sell the Series AA Preferred to the Buyers at the Initial Closing as set forth in Section 1(a)(i) is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(i) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Each Buyer shall have delivered to the Company the Purchase Price to be paid by such Buyer pursuant to the terms of Section 1(a)(i) for the Initial Closing Shares being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of the Buyers shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Initial Closing Date.

(b) Second Closing. The obligation of the Company hereunder to issue and sell the Series AA Preferred to the Buyers at the Second Closing as set forth in Section 1(a)(ii) is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(i) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Each Buyer shall have delivered to the Company the Purchase Price to be paid by such Buyer pursuant to the terms of Section 1(a)(ii) for the Second Closing Shares being purchased by such Buyer at the Second Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of the Buyers shall be true and correct in all material respects as of the date hereof and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Second Closing Date.

(iv) The Company shall have obtained approval by its stockholders and all governmental, regulatory or third party consents and approvals (including with respect to the Rights Offering), necessary to be obtained, in order to avoid triggering any default under any material agreement to which the Company or any Subsidiary is a party, for the sale of Series AA Preferred in the Rights Offering and at the Second Closing, including from each of the Consenting or Waiving Parties.

(v) The Rights Offering shall have been consummated in accordance with applicable law and the provisions hereof.

7. Conditions to Each Buyer’s Obligation to Purchase.

(a) Initial Closing. The obligation of each Buyer hereunder to purchase the Series AA Preferred at the Initial Closing as set forth in Section 1(a)(i) is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) one or more certificates representing the Series AA Preferred (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement, and (iii) the Certificate, which shall have been filed with the Secretary of State of the State of Colorado and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions appropriate for the Initial Closing, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) Each Buyer shall have received the opinion of Faegre & Benson LLP, the Company’s outside counsel, dated as of the Initial Closing Date, substantially covering the matters set forth in Exhibit E attached hereto, with respect to the Initial Closing.

(iv) The Company shall have delivered to each Buyer a certificate evidencing the formation and good standing of the Company and each of its United States Subsidiaries in the respective jurisdiction of formation of each such entity, issued by the Secretary of State (or comparable office) of such jurisdiction, and such certificates of the other Subsidiaries in their respective jurisdictions as are customary in similar transactions with respect to such jurisdictions and as may be reasonably requested by the Buyers, in each case as of a date within 10 days of the Initial Closing Date.

(v) The Company shall have delivered to each Buyer a certificate evidencing the Company’s and each of its United States Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and such Subsidiary conducts business, and such certificates of the other Subsidiaries in their respective such jurisdictions as are customary in similar transactions with respect to such jurisdictions and as may be reasonably requested by the Buyers in each case as of a date within 10 days of the Initial Closing Date.

(vi) The Company shall have delivered to the Buyers a certified copy of the Restated Articles of Incorporation as certified by the Secretary of State of the State of Colorado within ten (10) days of the Initial Closing Date, which restated articles of incorporation shall no longer contain the authorization of any series or class of preferred stock other than the Series AA Preferred as contemplated hereby.

(vii) The Company shall have delivered to each Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to Dolphin, (ii) the Restated Articles of Incorporation, as amended and (iii) the Bylaws, each as in effect at the Initial Closing, and giving effect to the provisions of Section 4(cc).

(viii) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date hereof and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Each Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Initial Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7(a) of this Agreement and as to such other matters as may be reasonably requested by Dolphin.

(ix) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(x) The Company shall have delivered to each Buyer a copy of the Company’s Bylaws certified by an executive officer of the Company as in effect on the Initial Closing Date wherein the size of the Board of Directors of the Company has been reduced from seven (7) to no more than five (5) members and Dolphin shall be entitled to elect three (3) members of the Board of Directors of the Company and the holders of Common Stock (other than the Buyers) shall be entitled to elect two (2) members. If necessary to have sufficient independent directors and at least one audit committee qualified director for Sarbanes-Oxley and regulatory compliance, the size of the Board of Directors of the Company may be set at seven (7) members, with Dolphin electing four (4) members and holders of Common Stock (other than Dolphin) electing three (3) members of the Board of Directors of the Company. The foregoing elections shall have been made so as to be effective as of the Initial Closing.

(xi) The Company shall have delivered to each Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

(xii) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened (except as noted in Section 3(n)), as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xiii) The Company shall have obtained approval by its stockholders and all governmental, regulatory or third party consents and approvals, if any, necessary to be obtained necessary to be obtained, in order to avoid triggering any default under any material agreement to which the Company or any Subsidiary is a party, for the sale of the Securities at the Initial Closing, including without limitation from each of NewWest Mezzanine Fund, LP, KCEP Ventures II, L.P., Convergent Capital Partners I, L.P., James F. Seifert Management Trust dated October 8, 1992, David Holden, Robert Kaphan, Richard Parlato, Equitas, L.P. and Silicon Valley Bank (collectively, the “Consenting or Waiving Parties”).

(xiv) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to each Buyer each agreement contemplated to be entered into pursuant to Sections 4(w), (x), (y) and (z) and each such agreement shall continue to be in full force and effect.

(xv) The Company shall have delivered to each Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Second Closing Date. The obligation of each Buyer hereunder to purchase the Series AA Preferred at the Second Closing as set forth in Section 1(a)(ii) is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed and delivered to such one or more certificates representing the Series AA Preferred (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Second Closing pursuant to this Agreement.

(ii) The Company shall have delivered to each Buyer a copy of the Irrevocable Transfer Agent Instructions appropriate for the Second Closing, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) Each Buyer shall have received the opinion of Faegre & Benson LLP, the Company’s outside counsel, dated as of the Second Closing Date, substantially covering the matters set forth in Exhibit E attached hereto, with respect to the Second Closing.

(iv) The Company shall have delivered to each Buyer (i) a certificate evidencing the formation and good standing of the Company and each of its United States Subsidiaries in the respective jurisdiction of formation of each such entity, issued by the Secretary of State (or comparable office) of such jurisdiction, and such certificates of the other Subsidiaries in their respective jurisdictions as are customary in similar transactions with respect to such jurisdictions and as may be reasonably requested by the Buyers, in each case as of a date within 10 days of the Second Closing Date.

(v) The Company shall have delivered to each Buyer a certificate evidencing the Company’s and each of its United States Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and such Subsidiary conducts business, and such certificates of the other Subsidiaries in their respective such jurisdictions as are customary in similar transactions with respect to such jurisdictions and as may be reasonably requested by the Buyers, in each case as of a date within 10 days of the Second Closing Date.

(vi) The Company shall have delivered to each Buyer a certified copy of the Restated Articles of Incorporation as certified by the Secretary of State of the State of Colorado within ten (10) days of the Second Closing Date.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date hereof and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. Each Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Second Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7(b) of this Agreement and as to such other matters as may be reasonably requested by Dolphin.

(viii) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(ix) The Company shall have delivered to each Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Second Closing Date.

(x) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Second Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened (except as noted in Section 3(n), including a follow-on notice of delisting relating solely thereto), as of the Second Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained approval by its stockholders and all governmental, regulatory or third party consents and approvals (including with respect to the Rights Offering), necessary to be obtained, in order to avoid triggering any default under any material agreement to which the Company or any Subsidiary is a party, for the sale of Series AA Preferred in the Rights Offering and at the Second Closing, including from each of the Consenting or Waiving Parties.

(xii) The actions contemplated by Section 4(a) shall have been completed to each Buyer’s reasonable satisfaction.

(xiii) The Rights Offering shall have been consummated in accordance with applicable law and the provisions hereof.

(xiv) Each of the Transaction Documents and other agreements contemplated by Section 7(a) to have been entered into, performed or waived as a condition to each Buyer’s obligations with respect to the Initial Closing shall continue to be in full force and effect without any changes therein, except each of which as has been approved in writing prior to the date thereof.

(xv) The agreements referred to in Section 7(a)(xiv) shall continue to be in full force and effect.

(xvi) The Company shall have delivered to each Buyer such other documents relating to the transactions contemplated by this Agreement as each Buyer or its counsel may reasonably request.

8. Failure to Satisfy.

(a) Subject to the provisions of Section 9, in the event that on or before the end of business on August 19, 2005 or such earlier date that Dolphin and the Company shall have designated as the Initial Closing Date and notified each Other Party thereof at least three Business Days prior thereto, (i) the Company shall have failed to satisfy the conditions set forth in Section 7(a) above with respect to the Initial Closing or (ii) any Buyer shall have failed to satisfy the conditions set forth in Section 6(a) above with respect to the Initial Closing (other than the satisfaction of the condition set forth in Section 6(a)(ii)) and the non-breaching party has failed to waive such unsatisfied condition, then the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date.

(b) Subject to the provisions of Section 9, in the event that on or before the end of business on October 31, 2005 or such earlier date that Dolphin and the Company shall have designated as the Second Closing Date and notified each Other Party thereof at least three Business Days prior thereto, (i) the Company shall have failed to satisfy the conditions set forth in Section 7(b) above with respect to the Second Closing or (ii) any Buyer shall have failed to satisfy the conditions set forth in Section 6(b) above with respect to the Initial Closing (other than the satisfaction of the condition set forth in Section 6(b)(ii)) and the non-breaching party has failed to waive such unsatisfied condition, then the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date.

9. Effect of Failure to Satisfy. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall be null and void and of no further force or effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 9; provided, however, that if this Agreement is terminated pursuant to Section 8, the Company shall remain obligated to reimburse Dolphin for the expenses described in Section 4(g)(ii) above; and provided further that any termination of this Agreement shall not relieve any party hereto from any liability for any breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms.

10. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Dolphin, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyer and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Series AA Preferred. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Facsimile: (303) 235-4399

Attention: Edward J. Bernica, CFO

With a copy (for informational purposes only) to:

Faegre & Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

Facsimile: (303) 607-3600

Attention: William J. Campbell

If to the Transfer Agent:

Computershare Trust Co., Inc.

350 Indiana Street, Suite 800

Golden, Colorado 80401

Facsimile: (303) 986-2444

Attention: Josh Pingel

If to Dolphin as such or in its capacity as a Buyer:

Dolphin Direct Equity Partners, LP

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Attention: Carlos P. Salas

Telecopier No.: (212) 202-3817

With a copy (for informational purposes only) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Telephone: (212) 837-6770

Facsimile: (212) 422-4726

Attention: Gary J. Simon

If to any Other Buyer, to its address and facsimile number set forth on the Schedule of Other Buyers.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Dolphin, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate). Dolphin may assign some or all of its rights hereunder without the consent of the Company or any other Buyer in connection with a transfer by such Buyer of any of the Securities in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. Each Buyer and the Company acknowledges that Dolphin may, prior to or after any Closing, assign some or all of its rights hereunder and under the other Transaction Documents to up to five other accredited investors, which assignment(s) in the aggregate will not represent the rights to purchase more than 20% of the Series AA Preferred to be purchased by Dolphin hereunder without the consent of any such Buyer or the Company, subject to applicable securities laws and provided that such assignee agrees to be bound by the terms and covenants hereof.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Second Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all of the rights that such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction documents, whenever any Buyer exercises a right, election, demand or Option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part, in accordance with the terms of the Transaction Documents, without prejudice to its future actions and rights.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, association, joint venture or any other entity of any kind, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Buyer, other than Dolphin, acknowledges that (i) Hughes Hubbard &Reed LLP solely represented Dolphin in connection with the transactions contemplated hereby, and (ii) Dolphin did not provide any advice in connection herewith and such Buyer’s determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
ACT TELECONFERENCING, INC.

By:
Name:
Title:

BUYER:
DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC
its managing general partner

By:	Dolphin Management Inc.
its managing member

By:
Name:	Peter E. Salas
Title:	President

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES AA CONVERTIBLE PREFERRED STOCK

OF

ACT TELECONFERENCING, INC.

ACT Teleconferencing, Inc. (the “Company”), a corporation organized and existing under the Colorado Business Corporations Act (the “CBCA”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to Section 7-106-102 of the CBCA, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company’s previously authorized preferred stock, without par value, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Hundred Sixty Thousand (160,000) shares of Series AA Convertible Preferred Stock of the Company, and (iii) providing additional matters, as follows:

RESOLVED, that the Company is authorized to issue 160,000 shares of Series AA Convertible Preferred Stock (the “Preferred Shares”), without par value, which shall be perpetual unless and until converted or redeemed as contemplated by this Certificate of Designations, Preferences and Rights (this “Certificate of Designations”) and shall have the following powers, designations, preferences and other special rights:

1. Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

i. “AMEX” means the American Stock Exchange.

ii. “Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

iii. “Bloomberg” means Bloomberg Financial Markets.

iv. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

v. “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

vi. “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

vii. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

viii. “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 3(e)(i)(A) and 3(e)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

ix. “Conversion Amount” means the Stated Value as increased pursuant to Section 2.

x. “Conversion Price” means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $1.00, subject to adjustment pursuant to Section 2 and further adjustment as provided elsewhere herein.

xi. “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

xii. “Eligible Market” means the Principal Market, NYSE, AMEX or The Nasdaq SmallCap Market.

xiii. “Excluded Securities” means shares of Common Stock issued or deemed to be issued in accordance with Section 2(e) hereof by the Company: (x) in connection with an Approved Stock Plan; (y) upon issuance of the Preferred Shares or upon conversion of the Preferred Shares; and (z) upon exercise of any Options or Convertible Securities which are outstanding on the date immediately preceding the Initial Issuance Date, except as may be subject to waivers or amendments thereto entered into in connection with the issuance of the Preferred Shares, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities as in effect on the date immediately preceding the Initial Issuance Date and such Options or Convertible Securities are not amended after the date immediately preceding the Initial Issuance Date.

xiv. “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase offer, tender offer or exchange offer that is accepted by the holders of more than 50% of the Company’s outstanding voting securities (but excluding any voting securities held by the Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such purchase offer, tender offer or exchange offer), or (iv) enter into a stock purchase agreement or other agreement to effect any other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person or Persons, whereby more than 50% of the Company’s outstanding voting securities are acquired by such Person or Persons (excluding any voting securities of the Company held by such Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such stock purchase agreement or other agreement to effect such other business combination), or (v) change the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Initial Issuance Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the Initial Issuance Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock.

xv. “Initial Issuance Date” means the Initial Closing Date, as defined in the Securities Purchase Agreement.

xvi. “Investor Rights Agreement” means that certain registration rights agreement, by and among the Company and the initial Holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares (including any Preferred Shares issuable upon the exercise of the warrants) and certain other matters, as such agreement may be amended or modified from time to time as provided in such agreement.

xvii. “Liquidation Event” means (x) the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions or (y) a Change of Control.

xviii. “NYSE” means The New York Stock Exchange, Inc.

xix. “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

xx. “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

xxi. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

xxii. “Principal Market” means the Nasdaq National Market.

xxiii. “Required Holders” means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

xxiv. “SEC” means the Securities and Exchange Commission.

xxv. “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of June 30, 2005, by and among the Company and the initial Holder, as such agreement may be amended or modified from time to time as provided in such agreement.

xxvi. “Stated Value” means $100 as increased pursuant to Section 2.

xxvii. “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

xxviii. “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

2. Increase in Stated Value.

a. In lieu of dividends on the Preferred Shares, the Stated Value of the Preferred Shares shall increase at the rate of 4.225% (the “Stated Value Increase Rate”) per quarter, compounded quarterly, from the Initial Date of Issuance, which rate is subject to adjustment pursuant to Section 2(b).

b. i. The Stated Value Increase Rate contemplated by Section 2(a) shall be subject to a one-time adjustment effective as of the Initial Issuance Date pursuant to this Section 2(b). The Stated Value Increase Rate shall be adjusted effective as of the Initial Closing to be the amount as calculated pursuant to the following formula:

Stated Value Increase Rate = ((16,711,562/(7,304,306+NAVA)).05)-1

ii. For purposes of the foregoing formula: (I) “NAVA” or “Net Asset Value Adjustment” is equal to (w) Net Assets as of the Initial Closing Date plus (x) $500,000 minus (y) $10,721,000 [Net Assets as of March 31, 2005] minus (z) $50 for each Preferred Share purchasable pursuant to warrants issued to ThinkEquity Partners LLC or Belle Haven Investments, L.P. at the Initial Closing; (II) “Net Assets as of the Initial Closing Date” means the Total Assets minus the Total Liabilities of the Company and its consolidated subsidiaries as such amounts are set forth on a consolidated balance sheet of the Company as of the Initial Closing Date as audited by the Company’s independent accountants in conformity with generally accepted accounting principles in the United States, consistently applied, and the standards of the Public Company Accounting Oversight Board (United States) (the “Closing Balance Sheet”), which amounts shall include (1) all accrued costs of the transactions contemplated by the Securities Purchase Agreement and (2) any negotiated reductions in the accrued royalties and principal amounts payable upon Initial Closing to the Company’s subordinated debt holders, but shall exclude any effect on Total Assets and Total Liabilities from (3) the issuance of and payment for any Preferred Shares and (4) the application of the proceeds from the Preferred Shares to reduce any indebtedness of the Company. The Company hereby represents that no financial information set forth on its consolidated balance sheet as contained in its Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 would change if it were so audited as of such date. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(b) if the Net Asset Value Adjustment is equal to or greater than $0.00.

iii. Within 60 days of the Initial Closing Date, the Company shall deliver a copy of the Closing Balance Sheet, accompanied by a copy of the audit report signed by the Company’s auditors relating thereto, to each Holder at its address as it appears on the Company’s record. Upon the request of the Required Holders, the Company will make available, and will cause its auditors to make available, to each Required Holder and its respective representatives, all relevant work papers and other books and records of the Company and its consolidated subsidiaries that such auditors used in the preparation of the Closing Balance Sheet and will make available to each Required Holder the appropriate personnel involved in the preparation thereof.

iv. As promptly as practicable after the delivery of the Closing Balance Sheet in accordance with Section 2(b)(iii), but in no event later than 45 days thereafter, the Required Holders shall notify the Company in writing of its good faith dispute of any financial information contained in the Closing Balance Sheet, including a general description of the basis for its dispute(s) (the “Holders Dispute Notice”). The Company will notify each Holder in writing (the “Company Dispute Notice”) within 20 days after receipt of the Holders’ Dispute Notice if the Company, in good faith, refuses to revise in accordance with the Holders Dispute Notice the information in the Closing Balance Sheet for purposes of this Section 2(b). The Company Dispute Notice, if any, shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Company’s good faith calculation of any disputed calculation.

v. Upon receipt by the Holders of the Company Dispute Notice, if any, as contemplated above, the Company and the Required Holders shall negotiate in good faith to resolve any disagreement. To the extent the Required Holders and the Company are unable to resolve any disagreement within thirty (30) days after receipt by the Holders of the Dispute Notice (the “Resolution Period”), the Required Holders and the Company shall submit their dispute to a reputable public accounting firm selected by the Required Holders and subject to the approval, which shall not be unreasonably withheld or delayed, of the Company and having no material relationship to any Holder comprising the Required Holders or the Company or their respective subsidiaries or affiliates, within twenty (20) days after the expiration of the Resolution Period. The Required Holders and the Company agree that the determination of such accounting firm as to the computation of the disputed amounts in the Closing Balance Sheet shall be final and binding absent manifest error, and that judgment may be entered thereon in any court having jurisdiction over the party or parties against whom such determination is sought to be enforced. In resolving any disputed item, such accounting firm: (x) shall be bound by the provisions of this Section 2(b)) and the formulas and definitions included herein, and (y) shall limit its review to matters still in dispute as specifically set forth in the Holders’ Dispute Notice. The fees and expenses of such accounting firm will be paid by the Company.

3. Conversion of Preferred Shares. The Preferred Shares shall be convertible into shares of the Company’s Common Stock, without par value (the “Common Stock”), on the terms and conditions set forth in this Section 3.

a. Holder’s Conversion Right. At any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below).

b. Conversion. The number of fully paid, non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

c. Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

i. Holder’s Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company’s designated transfer agent (the “Transfer Agent”) and (B) if required by Section 3(c)(vii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

ii. Company’s Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice, (the “Share Delivery Date”), (A) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 3(c)(vii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

iii. Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Holder shall, within two (2) Business Days thereafter submit via facsimile the disputed determination of the Closing Sale Price to an independent, reputable investment bank or accounting firm selected by the Holder and approved by the Company, which approval shall not be unreasonably withheld or delayed, or the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company and the Holder shall cause, at the Company’s expense, the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and simultaneously notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

iv. Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

v. Company’s Failure to Timely Convert.

(A). Cash Damages. If (I) within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Preferred Shares or (II) within three (3) Business Days of the Company’s receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 3(c)(ii), then in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(ii). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of Preferred Shares hereunder, and if on or after the third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the Closing Bid Price on the Conversion Date.

(B). Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 3(c)(v)(A) or otherwise.

vi. Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder’s Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.

vii. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the Holder may not transfer the certificate representing the Preferred Shares unless the Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

d. Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

e. Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 3(e).

i. Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 3(e) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time (a “Dilutive Issuance”), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 3(e)(i), the following shall be applicable:

(A). Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(e)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(B). Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 3(e)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(e)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C). Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D). Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock,

Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E). Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

ii. Adjustment of Conversion Price Upon Subdivisions or Combinations of Common Stock. If the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

iii. Notices.

(A). Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment accompanied by an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it, which computation shall have been made by the Company. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 3(e)(iii).

(B). The Company will give written notice stating the proposed effective date or record date, as the case may be, to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place or on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

Failure to provide the requisite notice or any defect therein shall not affect the validity of any transaction referred to in clause (I), (II) or (III) of this Section 3(e)(iii).

4. Other Rights of Holders.

a. Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations, including, without limitation, having a Stated Value equal to the Stated Value of the Preferred Shares, as increased pursuant to Section 2, held by such holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Preferred Shares been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

b. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Reservation of Shares.

a. Reservation. So long as any Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares outstanding at such time (the “Required Reserve Amount”). At no time shall the number of shares of Common Stock so reserved be less than the Required Reserve Amount. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s interests in the Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of such Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

b. Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

6. Voting Rights. Except as otherwise required by law and except as provided in Section 11with respect to the matters referred to therein, each Preferred Share shall be entitled to any and all voting rights or powers accorded to the Common Stock and shall vote together with the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock. Each Preferred Share shall be entitled to that number of votes equal to the number of shares of Common Stock then issuable upon conversion of each Preferred Share at the then current Conversion Rate. Each Holder shall be entitled to receive the same prior notice (including all information delivered or in connection therewith) of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting.

7. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Stated Value, as increased pursuant to Section 2; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificates of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

8. Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to accrual of Stated Value, dividends, distributions and payments upon any Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event, provided that such junior preferred stock is perpetual. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may be pari passu with, but not junior to, any capital stock of the successor entity) and no merger shall result inconsistent therewith.

9. Participation. Each Holder shall be entitled to such dividends paid and distributions made to the holders of Common Stock, whether in cash or in kind, to the same extent as if such Holder had converted Preferred Shares into Common Stock (without regard to any limitations on conversion in this Certificate of Designations or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

10. Additional Covenants.

a. Existence. Subject to Section 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

b. Further Instruments and Acts. Upon the request of any Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate of Designations.

11. Vote to Change the Terms of Certificate of Designations or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation as in effect on the Initial Issuance Date, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single separate class, the Company shall not: (i) amend, waive or repeal any provision of, or add any provision to, the Articles of Incorporation or bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (ii) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (iii) create or authorize (by reclassification or otherwise) any new class or series of shares that has rights, preferences or privileges over or is on a parity with the Preferred Shares with respect to dividends, accrual of Stated Value, liquidation preference, voting, the distribution of assets on any Liquidation Event; (iv) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services); (v) enter into any Fundamental Transaction; (vi) pay dividends or make any other distribution on the Common Stock, the Preferred Shares or any other preferred stock of the Company; (vii) incur any indebtedness for money borrowed individually or in the aggregate from the Initial Issuance Date in excess of $100,000; (viii) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or bylaws if such action would increase or decrease the authorized size of the Company’s Board of Directors; or (ix) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

12. Optional Redemption.

a. The Preferred Shares will not be redeemable prior to the fifth anniversary of the Initial Issuance Date. At any time after the fifth anniversary of the Initial Issuance Date, the Company shall have the right at its option to redeem all but not less than all outstanding Preferred Shares at a price (the “Redemption Price”) per share in cash equal to the Stated Value as increased pursuant to Section 2 from the Initial Issuance Date through the date of redemption. In the event that the Company does not pay the Redemption Price on the Redemption Date (as defined below), the Redemption Price shall be calculated as if the Redemption Date were the later of the Redemption Date and the date on which such payment is made.

b. In the event of a redemption of Preferred Shares pursuant to Section 12(a), notice of such redemption shall be given by the Company, by first class mail, postage prepaid, or overnight mail, received not more than 180 days prior to the Company Redemption Date (as defined below), to each Holder at the address appearing in the Company’s records. Such notice shall state: (i) the date on which the Holder is to surrender to the Company the certificates for the Preferred Shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the “Company Redemption Date”), (ii) the number of Preferred Shares to be redeemed, (iii) the Redemption Price, (iv) the address of the place where certificates for such shares are to be surrendered for payment of the Redemption Price, (v) that Stated Value will cease to increase pursuant to Section 2 on the Company Redemption Date (such notice being referred to as the “Company Redemption Notice”), and (vi) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. On or prior to the Company Redemption Date, each Holder of Preferred Shares to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Company Redemption Date, unless there shall have been a default in payment of the Redemption Price (e.g. the Company shall not have set aside, separate and apart from its other funds in trust for the benefit of the Holders, all funds necessary for the payment of the Redemption Price), all rights of the Holders of Preferred Shares (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or deemed to be outstanding for any purpose whatsoever.

c. At any time after the fifth anniversary of the Initial Issuance Date, the Required Holders of Preferred Shares may, at such Required Holder’s option, require the Company to redeem all but not less than all outstanding Preferred Shares at the Redemption Price. In the event that the Company does not pay the Redemption Price on the Holder Redemption Date (as defined below), the Redemption Price shall be calculated as if the Holder Redemption Date were the later of the Holder Redemption Date and the date on which such payment is made.

d. To effect a redemption of Preferred Shares pursuant to Section 12(c), the Required Holders shall make a written demand for such redemption (for purposes of this Section 12(d), a “Holder Redemption Demand”) upon the Company at its principal executive offices setting forth therein the identity of each Holder comprising the Required Holders and the number of Preferred Shares held by each such Holder. Within 10 days of receipt of the Holder Redemption Demand, the Company shall give written notice (for purposes of this Section 12(d), a “Holder Redemption Notice”) to each Holder of Preferred Shares at the address appearing in the Company’s records. Such notice shall state: (i) the date on which the Holder is to surrender to the Company the certificates for the Preferred Shares to be redeemed, which shall be not more than 180 days after the date of such notice (such date of notice, or if such date is not a Business Day, the first Business Day thereafter, the “Holder Redemption Date”), (ii) the number of Preferred Shares to be redeemed, (iii) the Redemption Price, (iv) the address of the place where certificates for such shares are to be surrendered for payment of the Redemption Price, (v) that Stated Value will cease to increase pursuant to Section 2 on the Company Redemption Date (such notice being referred to as the “Company Redemption Notice”), and (vi) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment.

e. On or prior to the Holder Redemption Date, each Holder of Preferred Shares thereon shall surrender his, her or its certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Holder Redemption Notice, and thereupon the Redemption Price of such shares shall be paid by check payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Holder Redemption Date, unless there shall have been a default in payment of the Redemption Price (e.g. the Company shall not have set aside, separate and apart from its other funds in trust for the benefit of the Holder, all funds necessary for the payment of the Redemption Price), all rights of the Holder of the Preferred Shares (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or deemed to be outstanding for any purpose whatsoever.

f. Upon the redemption of Preferred Shares pursuant to this Section 12, such Preferred Shares so redeemed by the Company shall be retired and canceled and shall not be reissued.

13. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

14. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all of the Holders and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 12(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by the Buyer (as defined in the Securities Purchase Agreement) then substituting the words “holder of Securities” for the word “Buyer”), subject to the provisions of Colorado law.

18. Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws, subject to the transfer and resale restrictions set forth in the Securities Purchase Agreement.

19. Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

20. Preferred Stockholder Matters. Any preferred stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the CCAA, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company’s preferred stockholders or any series thereof or at a duly called meeting of the Company’s preferred stockholders or any series thereof, as applicable, all in accordance with the applicable rules and regulations of the Principal Market and the CCAA. This provision is intended to comply with the applicable sections of the CCAA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

RESOLVED, the Company is authorized to issue an additional Nine Thousand (9,000) Preferred Shares to a single Person in connection with the settlement of a contract amount payable.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by                     , its                     , as of the      day of June, 2005.

ACT TELECONFERENCING, INC.

By:
Name:
Title:

EXHIBIT I

ACT TELECONFERENCING, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series AA Convertible Preferred Stock of ACT Teleconferencing, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series AA Convertible Preferred Stock, without par value (the “Preferred Shares”), of ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), indicated below into shares of Common Stock, without par value (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:____________________________________________________________________________________________________________________

Number of Preferred Shares to be converted:__________________________________________________________________________________________________

Stock certificate no(s). of Preferred Shares to be converted:____________________________________________________________________________________

Tax ID Number (If applicable):___________________________________________________________________________________________________

Please confirm the following information:____________________________________________________________________________________________________

Conversion Price: ______________________________________________________________________________________________________________________

Number of shares of Common Stock to be issued:____________________________________________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

Address:_____________________________________________________________________________________________________________________________

Telephone Number: ______________________________________________________________________________________________________

Facsimile Number:______________________________________________________________________________________________________

Name of Registered Holder:

By:_________________________________________________________________________________________________________________________________

Name:_______________________________________________________________________________________________________________________________

Title:________________________________________________________________________________________________________________________________

Dated:_______________________________________________________________________________________________________________________________

Account Number (if electronic book entry transfer):____________________________________________________________________________________

Transaction Code Number (if electronic book entry transfer):________________________________________________________________________________

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated June     , 2005 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

ACT TELECONFERENCING, INC.

By:
Name:
Title:

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT, (this “Agreement”), is entered into as of             , 2005, by and among ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), and Dolphin Direct Equity Partners, LP, a Delaware limited partnership, and the Buyers listed on the Schedule of Buyers attached to the Securities Purchase Agreement (as defined below) (each, a “Buyer” and, collectively, the “Buyers”).

THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

A. The Company and the Buyers entered into that certain Securities Purchase Agreement, dated as of June 30, 2005 (the “Securities Purchase Agreement”), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyers an aggregate of up to One Hundred Sixty Thousand (160,000) shares of the Company’s Series AA Convertible Preferred Stock, (the “Series AA Preferred”), issued pursuant to the Company’s Certificate of Designations, Preferences, and rights of Series AA Preferred Stock (the “Certificate”) related thereto, which shall be convertible into shares of Common Stock of the Company (as converted, collectively, the “Conversion Shares”), no par value per share (the “Common Stock”).

B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, and provide for certain board composition and voting matters.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law to remain closed.

“Commission” means the Securities and Exchange Commission.

“Investor” means each Buyer and any transferees or assignees thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequent transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

“register,” “registered,” and “registration” means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

“Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Series AA Preferred, (ii) any shares of capital stock issued or issuable with respect to securities referenced in the preceding clauses, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Series AA Preferred, and (iii) any shares of capital stock of any entity issued in respect of the capital stock referenced in the preceding clauses as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the 1933 Act shall no longer be Registrable Securities.

“Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act and covering all of the Registrable Securities.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

Section 2. Registration.

(a) Mandatory Registration. If at any time the Required Holders (as defined below) request that the Company file a Registration Statement having an aggregate offering price to the public of not less than Five Million Dollars ($5,000,000), the Company shall use its best efforts to prepare and, as soon as practicable, file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities; provided however, the Company shall not be required to effect the foregoing registration prior to the second anniversary of the Closing (as defined in the Securities Purchase Agreement). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including at least 130% of the number of shares of Common Stock issuable upon conversion of the Series AA Preferred by such Investors from time to time in accordance with the methods of distribution elected by such Investors. The Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days after such Investors’ request (the “Effectiveness Deadline”). The Company shall not be obligated to file a

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Registration Statement on Form S-1 (or, regardless of the value of the Registrable Securities covered thereby, on any other Form promulgated under the 1933 Act) and cause it to become effective prior to the second anniversary of the date hereof nor more than twice under this Section 2(a). There shall be no limit to the number of Registration Statements on Form S-3 required to be filed and to become effective under this Section 2(a); provided that the value of the Registrable Securities covered by each such registration Statement is not less than $500,000.

(b) Allocation of Conversion Shares. The initial number of Conversion Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of the applicable Registrable Securities included in such Registration Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least a majority in interest of the Registrable Securities, determined as if all of the Series AA Preferred held by Investors then outstanding had been converted into Conversion Shares without regard to any limitations on conversion of the Series AA Preferred (the “Required Holders”).

(c) Legal Counsel. Subject to Section 5 of this Agreement, the Required Holders in interest of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which the Investors agree shall be Hughes Hubbard & Reed LLP or such other counsel as thereafter designated in writing by the Required Holders. Hughes Hubbard & Reed LLP, or any other counsel designated in writing by the Required Holders, shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 2(c). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Hughes Hubbard & Reed LLP in connection with the subject matter of this Agreement. This provision will not prohibit any other counsel to an Investor from reviewing and commenting on any registration statement filed pursuant to this Agreement at no cost to the Company.

(d) Ineligibility for Form S-3. If, for purposes of the last sentence of Section 2(a), Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the 1933 Act or the Commission to use Form S-3, then the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a); provided that such registration shall count as a registration under such sentence and not pursuant to the other provisions of Section 2(a).

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(e) Sufficient Number of Shares Registered. In the event the number of shares registered under a Registration Statement filed pursuant to Section 2(a) of this Agreement is insufficient to cover all of the Conversion Shares or all of an Investor’s allocated portion of the Conversion Shares pursuant to Section 2(b) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred thirty percent (130%) of the number of such Conversion Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares shall be made without regard to any limitations on the conversion of the Series AA Preferred, and such calculation shall assume that all of the Series AA Preferred are then exercisable for, shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate).

(f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all the Registrable Securities is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(e) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(e) of this Agreement, (iii) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(n) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock but excluding failures caused solely by a breach of the applicable Investor’s obligations hereunder), or (iv) a Grace Period (as defined in Section 3(n) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a “Registration Delay”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity) the Company shall pay on the occurrence of each Registration Delay and every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Registration Delay is cured to each holder of the Series AA Preferred an amount in cash equal to the product of (i) the initial principal amount paid for the Series AA Preferred held by such holder or the related Conversion Shares multiplied by (ii) two percent (2%). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” The Registration Delay Payments shall be paid in cash on the earlier of (A) the last day of the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

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(g) If at any time the Company shall propose to register any Common Stock, whether or not for sale for its own account, under the 1933 Act, by registration on Form SB-2, S-1, S-2 or S-3 (but not Form S-4 or S-8) or any successor or similar forms (except for any registrations in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or other business combination it shall give written notice to the Investors of its intention to do so and of the Investors’ rights under this Section 2(g) at least 30 days prior to the filing of a registration statement with respect to such registration with the Commission. Upon the written request of any Investor made within 20 days after the receipt of that notice, which request shall specify the Registrable Securities intended to be registered and disposed of by such Investor, the Company shall, subject to the provisions hereof, use its best efforts to include in such registration statement all Registrable Securities that the Company has been so requested to register by such Investor. If an Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right pursuant to this Section 1(g) to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, upon all the terms and conditions set forth herein. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with a registration under this Section 2(g), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and upon giving that notice (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration without prejudice and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. In the event a Demand Registration is an underwritten offering, the Shareholder shall select the managing underwriters, which shall be reasonably acceptable to the Company.

(h) If a registration hereunder is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Securities the maximum number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering. No holder of any Company security for which the Company has granted registration rights (other than the Investors) shall have the right to participate in any registration made by the Company pursuant to a demand registration.

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Section 3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2(a), 2(d) or 2(e) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) After the Investors’ request, the Company shall promptly prepare and file with the Commission a Registration Statement with respect to all of the Registrable Securities and use its best efforts to cause such Registration Statement relating to all of the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are “affiliates” of the Company as such term is used in Rule 144(k) promulgated under the 1933 Act) may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the 1933 Act or (iii) the date on which all of the Investors shall have sold all of the Registrable Securities (the “Registration Period”), which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated thereon, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3(m) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or

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shall file such amendments or supplements with the Commission on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

(c) The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.

(d) Subject to Section 3(m) of this Agreement, and excluding any Registrable Shares held by Investors electing to exclude their Registrable Shares from the Registration Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as any holder of Registrable Shares reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities and Legal Counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(e) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event as a result of which (i) the Registration

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Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 3(m) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request. The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and Legal Counsel by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(m) hereof).

(f) Subject to Section 3(m) of this Agreement, the Company shall use reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(g) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(h) The Company shall use reasonable efforts to cause all the Conversion Shares to be listed on each securities exchange on which securities of the same class or series

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issued by the Company are then listed, if any, if the listing of such Conversion Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(h).

(i) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

(j) If requested by an Investor, the Company shall (i) as soon as practicable, incorporate in each prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, and (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(k) The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(l) Within two (2) Business Days after a Registration Statement is ordered effective by the Commission the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

(m) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Board of Directors of the Company relying upon the opinion of counsel, in the best interests of the Company (a “Grace Period”); provided, however, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that such Grace Period shall not exceed ninety (90) consecutive days during any three hundred sixty-five (365) day period. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(f) of this Agreement shall not be applicable during the period of any Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(e) of this Agreement.

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(n) If reasonably requested in writing in connection with any disposition of Registrable Securities pursuant to a Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Investors of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Investors, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Investors or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

Section 4. Obligations of the Investors.

(a) At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

(b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement, in which case, such Investor does not need to cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.

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(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(m) of this Agreement or the first sentence of Section 3(e) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(f) of this Agreement or the first sentence of Section 3(e) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor’s possession.

Section 5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all of the Investors’ reasonable costs (including reasonable fees and disbursements of Legal Counsel) incurred in connection with the registration, filing or qualification pursuant to this Agreement, up to an aggregate amount of $15,000.

Section 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation

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or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its Legal Counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claims or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its Legal Counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding

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anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

Section 7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that:

(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

Section 8. Reporting.

(a) Reports Under The 1934 Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company shall use its best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144,

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the 1933 Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(b) Rule 144A Information. The Company shall, upon request of any Investor, make available to such Investor the information required by Rule 144A(d)(4) (or any successor rule) under the 1933 Act.

Section 9. Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Investors, subject to the condition that such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The rights under this Agreement shall be automatically assignable by the Investors, of all or any portion of such Investor’s Registrable Securities, to (x) any partner or retired partner of any Investor which is a partnership, (y) any family member or trust for the benefit of an Investor and (z) any transferee who acquires at least ten percent (10%) of the originally issued shares of the Registered Securities of all or any portion of such Investor’s Registrable Securities, if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and the Certificate; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The Company hereby shall extend the benefits of this Agreement to any Investor and any such Investor may specifically enforce the provisions of this Agreement as if an original party hereto.

Section 10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver affected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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Section 11. Board of Directors.

(a) From and after the Initial Closing and so long as Dolphin and its Affiliates (as such term is defined in Rule 405 promulgated by the Commission under the 1933 Act) of Dolphin collectively shall own at least 50% of the Series AA Preferred, or the shares into which such Series AA Preferred may be converted, purchased by Dolphin at the Initial Closing the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

(i) the Company shall have delivered to Dolphin a copy of the Company’s Bylaws and resolutions of the Board of Directors of the Company (the “Board”) all certified by the Secretary or an executive officer of the Company as in effect on the Initial Closing Date wherein the size of the Board has been maintained at seven (7) or reduced to five (5) (which number shall be as determined by Dolphin and provided by notice to the Company at least three days prior to the Initial Closing Date) members and Dolphin shall be entitled to appoint five (5) (in the event of a seven-member Board as contemplated above) or three (3) (in the event of a five-member Board as contemplated above) members to fill the vacancies referred to in this clause (i) below, which initial appointees shall be identified to the Company prior to the Initial Closing Date. In order to achieve the Board size referenced above: (A) at least one day prior to the Initial Closing Date the Company shall provide to Dolphin the irrevocable written letters of resignation, effective as of the Initial Closing but not before, of such number of Board members as shall leave in place two directors, as approved in advance by Dolphin, duly elected by shareholders and qualifying as “independent” for purposes of Rule 10A-3 of the SEC and Rules 4200(15) and 4350 of the NASD, and (B) effective as of the Initial Closing, the foregoing resignations shall be in full force and effect and such remaining directors shall appoint the appointees of Dolphin as contemplated above to fill the vacancies created by such resignations;

(ii) notwithstanding the foregoing, at all times after the Initial Closing the Board shall be comprised of a majority of Dolphin appointees;

(iii) the composition of the board of directors of each of the Company’s Subsidiaries (as defined in the Securities Purchase Agreement) (a “Sub Board”) shall be the same as that of the Board;

(iv) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the members of the Board and each such committee shall include at least one member appointed to the Board by Dolphin;

(v) in the event that any representative designated hereunder by Dolphin ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board shall be filled by Dolphin

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(vi) the Company shall at its expense comply in all respects with Section 14(f) of the 1934 Act and Rule 14f-1 of the SEC, subject to any reasonable requirements by Dolphin in connection therewith.

(b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any director serves on the Board, the Company’s Certificate of Incorporation and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law and the Company shall obtain, maintain and timely pay for a directors and officers liability insurance policy in such amount and having such terms, from time to time, as shall be customary for companies of similar size and circumstances, which policy shall remain in full force and effect for at least six years following the first date that no Dolphin designee shall serve on the Board.

(c) The Company agrees that it will not take any of the following actions unless approved by a majority of the Board including the affirmative vote of the directors designated by Dolphin:

(i) change or amend the Company’s Amended and Restated Certificate of Incorporation and/or By-Laws;

(ii) issue any securities (including, without limitation, any options, warrants or other rights or securities exercisable, convertible or exchangeable for securities);

(iii) adopt any employee stock option or other equity-based benefit plan;

(iv) engage in any acquisition of stock or assets of a third party;

(v) incur any indebtedness;

(vi) declare a dividend on any capital stock of the Company;

(vii) engage in any merger or consolidation or sale of assets;

(viii) establish any Subsidiaries;

(ix) grant any exclusive rights to intellectual property;

(x) grant any exclusive distribution rights;

(xi) engage in any related party transaction; and

(xii) pledge or grant a security interest in any of the Company’s assets.

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(d) In the event that the Company establishes any subsidiaries that are governed by a board of directors or similar governing body, the Company shall vote its shares of the capital stock of such subsidiary or its equity interests in such subsidiary to elect to such board of directors or similar governing body the same persons who are then serving on the Board and, to the extent permitted by law, to vote such shares in such a manner that thereafter the composition of the Board or similar governing body of such subsidiary remains the same as the composition of the Board.

Section 12. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Facsimile: (303) 235-4399

Attention: Edward J. Bernica, CFO

with a copy to:

Faegre & Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

Facsimile: (303) 607-3600

Attention: William J. Campbell

if to Buyer:

Dolphin Direct Equity Partners, LP

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Attention: Carlos P. Salas

Telecopier No.: (212) 202-3817

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with a copy to and if to Legal Counsel:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Telephone: (212) 837-6770

Facsimile: (212) 422-4726

Attention: Gary J. Simon

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Securities Purchase Agreement, the Certificate and the other documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Certificate supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

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(f) This Agreement shall become effective as of the Closing Date.

(g) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:

ACT TELECONFERENCING, INC.

By:
Name:
Title:

BUYER:

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC
its managing general partner

By:	Dolphin Management Inc.
its managing member

By:
Name:	Peter E. Salas
Title:	President

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EXHIBIT A

SELLING SECURITYHOLDERS

The preferred shares were originally issued by us in transactions exempt from the registration requirements of the 1933 Act to persons reasonably believed to be “accredited investors” as defined in Regulation D under the 1933 Act. The shares of common stock being offered by the selling securityholders are issuable upon conversion of the preferred shares. For additional information regarding the preferred shares see “Private Placement of Preferred Shares” above. We are registering the shares of common stock underlying the preferred shares in order to permit the selling securityholders to offer the shares of common stock for resale from time to time. Except for the ownership of the preferred shares and the management agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of             , 2005, assuming conversion of all of the preferred shares held by the selling securityholders on that date, without regard to any limitations on conversion. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling securityholders. The fourth column lists the number of shares that will be beneficially owned by the selling securityholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of             , 2005, but not offered hereby are not sold.

In accordance with the terms of registration rights agreements with the holders of the preferred shares, this prospectus generally covers the resale of 130% of the maximum number of shares of common stock issuable upon conversion of the preferred shares (without taking into account any limitations on the conversion of the preferred shares set forth in the certificate of designations relating to the preferred shares) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the preferred shares may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

Name of Selling Securityholder	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Offered Hereby	Shares of Common Stock Owned After the Offering (1)

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the preferred shares to permit the resale of the underlying shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the securities. We will bear all fees and expenses incident to our obligation to register the preferred shares and shares of common stock.

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling the preferred shares or shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the preferred shares or shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of any securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling securityholders may pledge or grant a security interest in some or all of the preferred shares or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the preferred shares or shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the preferred shares and shares of common stock may not be sold unless such preferred shares or shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling securityholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the preferred shares and shares of common stock pursuant to the registration rights agreement, estimated to be $            in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C

Management Services Agreement

Dolphin Advisors, LLC

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Dated as of             , 2005

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Ladies and Gentlemen:

This letter agreement sets forth the terms and conditions on which Dolphin Advisors, LLC, a Delaware limited liability company (the “Manager”), will provide ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), with certain financial and management consulting services.

Accordingly, we have agreed as follows:

1.	Definitions.

(a)	“Common Stock” is defined in the Securities Purchase Agreement.

(b)	“Company” is defined in the first paragraph of this agreement.

(c)	“Closings” is defined in the Securities Purchase Agreement.

(d)	“Initial Closing” is defined in the Securities Purchase Agreement.

(e)	“Management Consulting Event” is defined in Section 3.

(f)	“Management Fee” is defined in Section 3.

(g)	“Manager” is defined in the first paragraph of this agreement.

(h)	“Second Closing” is defined in the Securities Purchase Agreement.

(i)	“Securities Purchase Agreement” is that certain agreement dated as of June 30, 2005, by and among the Company, the Manager and other buyers relating to the purchase and sale of Series AA Preferred.

(j)	“Series AA Preferred” is defined Securities Purchase Agreement.

2. Services. The Manager will provide the Company with management and consulting services regarding the business of the Company and such other services relating to the Company as may from time to time be reasonably requested by the Board of Directors (or comparable governing body, such as the manager of a limited liability company) or executive officers of the Company. Without limiting the generality of the foregoing, the parties currently contemplate that these services shall include advice regarding improvements to the Company’s managerial structure, staffing, operating efficiencies, cost-management and other business functions. The Manager shall devote only so much time, and shall consult with and advise the officers and managers of the Company only to such extent and at such times and places as may be mutually convenient to the Company and the Manager.

3. Compensation and Expenses.

(a) For the services to be rendered by the Manager hereunder, the Manager shall receive an annual fee (the “Management Fee”) equal to $320,000. The Company shall pay the Management Fee in equal quarterly installments in arrears, commencing on the date that is three months from the Initial Closing.

(b) The Company shall reimburse the Manager for the cost of all reasonable out-of-pocket fees and expenses hereafter incurred by the Manager and its affiliates in the performance of the services hereunder and all matters related thereto.

(c) In connection with additional management services required in connection with certain corporate events, the Manager shall also be entitled to additional customary and reasonable fees for management consulting services provided to the Company or to any of its direct or indirect subsidiaries or shareholders, including with respect to, without limitation, refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business combinations, sales and divestitures (each a “Consulting Event”). In the event that at any time during the term hereof, there shall occur a Consulting Event involving the Company or any of the Company’s direct or indirect subsidiaries or equity holders, the Company shall pay the Manager a management consulting fee, in cash, equal to 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to or by the Company or to or by any of its direct or indirect subsidiaries or equity holders in consideration for the Manager’s performance of management consulting services in connection with such Consulting Event.

(d) If for any reason the Company is unable to pay any or all of the amounts otherwise owed to the Manager pursuant to this Agreement, the Company shall make such payments, together with interest compounded annually at the Prime Rate (as in effect from time to time) plus 3% from the date such amounts were initially due, as soon as it is able to do so.

4. Activities of the Manager. The Manager shall be free to provide similar services to such other business enterprises or activities as the Manager may deem fit without any limitation or restriction whatsoever.

5. Term. The term of this agreement shall commence as of the date hereof and shall continue for as long as Dolphin Direct Equity Partners, LP and any of its Affilaites (as such term is defined in Rule 405 under the Securities Act of 1933) owns at least fifty percent (50%) of the Series AA Preferred purchased by Dolphin at the Initial Closing or Common Stock issued upon the conversion thereof.

6. Relationship of the Parties. The Manager is providing services hereunder as an independent contractor, retaining control and responsibility for its operations and personnel. Nothing in this agreement shall be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee relationship between the Company on the one hand, and the Manager or any of the Manager’s employees on the other hand.

7. Board of Directors and Officers. Nothing in this agreement shall be construed to relieve the directors or officers of the Company from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s organizational documents, any applicable provisions of applicable law, or otherwise. The activities of the Company shall at all times be subject to the control and direction of its Board of Directors (or comparable governing body, such as the manager of a limited liability company) and officers. The Company reserves the right to make all decisions with regard to any matter upon which the Manager has rendered its advice and consultation.

8. Limitation of Liability. Neither the Manager nor any of its affiliates, members, partners, managers, officers, employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Manager or any of its affiliates, members, partners, managers, officers, employees or agents be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Manager has been advised of the possibility of such damages. Under no circumstances will the liability of the Manager and its affiliates, members, partners, managers, officers, employees or agents exceed, in the aggregate, the fees actually paid to the Manager hereunder.

9. Indemnification. The Company shall reimburse, defend, indemnify and hold the Manager and its affiliates, members, partners, managers, officers, employees and agents, harmless from and against any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost and other expense (including, without limitation, reasonable legal fees and expenses) arising out of, related to or in connection with (a) any act or omission of, or on behalf of, the Company or the Manager, except to the extent proven to result directly from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company.

10. Assignment. This agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company without the prior written consent of the Manager. This agreement and the rights, duties and obligations of the Manager hereunder may not be assigned or delegated by the Manager, other than to an affiliate of the Manager, without the prior written consent of the Company.

11. Amendments. No amendment, supplement or waiver of any provision of this agreement shall be effective unless the same shall be in writing and signed by the Manager and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

12. Applicable Law; Jurisdiction; JuryTrial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

14. Entire Agreement. This agreement contains the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this agreement.

15. Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

16. Counterparts. This agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[The next page is the signature page]

Please sign below to confirm that the foregoing sets forth our agreement.

Very truly yours,

DOLPHIN ADVISORS, LLC

By:	Dolphin Management Inc.
its managing member

By:
Name:	Peter E. Salas
Title:	President

Agreed:

ACT TELECONFERENCING, INC.

By:
Name:
Title:

EXHIBIT D

Irrevocable Transfer Agent Instructions

Computershare Trust Co., Inc.

350 Indiana Street, Suite 800

Golden, Colorado 80401

Attention: Josh Pingel

Re:	IRREVOCABLE INSTRUCTIONS

Dear Josh,

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”) to be entered into among ACT Teleconferencing, Inc., a Colorado corporation (the “Company”) and Dolphin Direct Equity Partners, LP, a Delaware limited partnership (“Dolphin”), and the other investors (the “Other Buyers”), if any, listed on the Schedule of Other Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”) pursuant to which the Company is issuing to the Buyers Series AA Convertible Preferred Stock (“Series AA Preferred”). The Series AA Preferred will be convertible into shares of Common Stock. Capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

This letter will serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) upon a Buyer’s conversion of Series AA Preferred, to issue to such Buyer so converting the shares of Common Stock issuable upon such conversion (the “Underlying Shares”), provided that you have received an executed and completed conversion notice form and an a letter or other written authorization from an authorized officer of the Company stating that the Company has received the Series AA Preferred certificate to be converted. You are hereby instructed to place the following legend on certificates evidencing the Underlying Shares unless unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company from time to time may notify you to place stop-transfer restrictions on the certificates for the Underlying Shares in the event a prospectus covering the Underlying Shares is no longer current and cannot be used.

Please be advised that the Buyers are relying on this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Buyer is a third-party beneficiary to these instructions.

Very truly yours,

ACT TELECONFERENCING, INC.

By:
Name:
Title:

2

EXHIBIT E

Legal Opinion

Faegre & Benson LLP shall deliver an opinion covering the following matters. The opinion shall be subject to and include customary assumptions, limitations and qualifications.

1. The Company is a corporation, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority under the laws of the State of Colorado to conduct its business as it is described in the Company’s Form 10-Q for the quarter ended March 31, 2005 and Form 10-K for the fiscal year ended December 31, 2004, and to enter into and perform its obligations under the Agreement and other Transaction Documents.

2. The authorized capital stock of the Company consists, respectively, of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 16,921,809 are issued and outstanding and 8,684,125 shares are reserved for issuance pursuant to outstanding options and warrants, (ii) 1,797,500 shares of non-voting preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, (iii) 2,000 shares of non-voting Series AA preferred, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, (iv) 200,000 shares of non-voting series B preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance, and (v) 500 shares of series C preferred stock, no par value per share, of which as of the date hereof none is issued and outstanding or reserved for issuance.

3. The Series AA Preferred have been duly authorized and for issuance by all necessary corporate action on the part of the Company; and the Series AA Preferred, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorized and reserved for issuance and, when issued and delivered therefor upon the due conversion of the Series AA Preferred in accordance with the Certificate, will be validly issued, fully paid and non-assessable shares of Common Stock.

4. The execution and delivery by the Company of the Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Agreement and the other Transaction Documents constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

5. The execution and delivery by the Company of the Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any federal law of the United States of

America or the laws of the State of Colorado known to us to be applicable to the Company; (b) violate the provisions of the Company’s Restated Articles of Incorporation or By-laws; or (c) violate any existing obligation of the Company under any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company and of which we are aware, without any inquiry; or (d) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration of any obligation under, or cause the creation of any lien, charge or encumbrance upon the material properties or assets of the Company pursuant to any contract or instrument, expressly included as an Exhibit to the Company’s 2004 Form 10-K and subsequent SEC Documents.

6. Assuming (a) the accuracy of the representations made by each Buyer in the Agreement; (b) that neither the Company nor any person acting on behalf of the Company has offered or sold the Initial Closing Shares or the Second Closing Shares, as the case may be, by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated (the “Regulation D”) under the 1933 Act; and (c) that each person or entity that purchased securities of the Company directly from the Company or its agents and without registration between the date six months prior to the Initial Closing or the Second Closing, as the case may be, and the date of the Agreement was, as of the date of such purchase, an “accredited investor” as defined in Rule 501 of Regulation D, the sale of the Series AA Preferred to the Buyers at the applicable Closing under the circumstances contemplated by the Agreement are exempt from the registration and prospectus delivery requirements of Section 5 of the 1933 Act.

7. To our knowledge, without any inquiry (including, without limitation, without any docket search or other inquiry), there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body required to be described in the Company’s Form 10-Q for the quarter ended March 31, 2005 and Form 10-K for the fiscal year ended December 31, 2004, which is not otherwise disclosed therein.

2

EXHIBIT F

Escrow Agreement

DEPOSIT ESCROW AGREEMENT

DEPOSIT ESCROW AGREEMENT, dated as of June 30, 2005 (this “Agreement”) is among ACT Teleconferencing, Inc., a Colorado (the “Company”), Dolphin Direct Equity Partners, LP, a Delaware limited partnership (“Investor”), and HUGHES HUBBARD & REED LLP, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company and Investor have entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), upon the terms and subject to the conditions thereof, the Company has agreed to issue and sell to the Buyers an aggregate of up to 160,000 shares of the Company’s Series AA Convertible Preferred Stock; and

WHEREAS, as contemplated by the Securities Purchase Agreement, Investor agrees to evidence its good faith interest in the Company by depositing with the Escrow Agent $2,000,000 (the “Escrow Deposit”) into an escrow account established on behalf of Investor (the “Escrow Account”); and

WHEREAS, the Escrow Deposit will be made available to the Company upon the Initial Closing, as such term is defined in the Securities Purchase Agreement (the “Investment”), and, in such event, will constitute part of such investment proceeds, subject to the terms hereof; and

WHEREAS, Escrow Agent is willing to establish the Escrow Account on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

1. Appointment of Escrow Agent. The Company and Investor hereby appoint Hughes Hubbard & Reed LLP as escrow agent under this Agreement, and the Escrow Agent hereby accepts such appointment.

2. Deposit of the Escrow Fund. Concurrently herewith, the Company is causing the Escrow Deposit to be delivered to the Escrow Agent in accordance with the wire transfer instructions attached as Exhibit A (the “Escrow Fund”), to be held and disposed of by the Escrow Agent in accordance with this Agreement.

3. Investment of Funds.

(a) The Escrow Agent shall deposit the monies in the Escrow Fund in an account with Citibank, N.A. (or another bank or trust company having a capital and surplus of at least $50,000,000). Such monies shall be invested in: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 30 days from the date of acquisition; (ii) certificates of deposit and Eurodollar time deposits with maturities of 30 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 30 days and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $50,000,000 and a Keefe Bank Watch Rating of AB or better; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, and in each case maturing within six months after the date of acquisition; and (v) money market funds substantially all the assets of which consist of cash and securities and other obligations of the types described in the preceding clauses (i) through (iv).

(b) All earnings on the Escrow Fund shall be the property of Investor.

(c) Contemporaneously with the execution and delivery of this Agreement, the Company and Investor are each delivering a Form W-9 to the Escrow Agent.

4. Release of Funds.

(a) In the event that the Company and Investor shall enter into a written, final and definitive “Securities Purchase Agreement” containing legally binding obligations as to all of the terms of the Investment, including the express legally binding obligation of Investor to make the Investment and to cause the Escrow Fund to comprise a portion thereof (the “Securities Purchase Agreement”), then the Escrow Agent shall pay the Escrow Fund to the Company at the “Initial Closing” (as such term is defined in the Securities Purchase Agreement) of the Investment pursuant to the express provisions of the Securities Purchase Agreement relating to the Escrow Fund.

(b) Notwithstanding the provisions of Section 4(a) of this Agreement or any other agreement or understanding of any kind, in the event that (i) the Initial Closing under the Securities Purchase Agreement does not occur in accordance with the terms thereof by the close of business on August 5, 2005 (which date shall be August 19, 2005 in the event that the proxy statement relating to the Stockholder Meeting, as defined in the Securities Purchase Agreement, is reviewed by the Securities and Exchange Commission), or (ii) Investor determines in its sole discretion for any reason that it shall not make the Investment, each of which of the foregoing clauses (i)-(ii) constitutes incontrovertible reason for the delivery of the Escrow Fund to the Investor, and the Escrow Agent receives a written demand signed by Investor (the “Demand”) certifying that Investor is entitled to the Escrow Fund because of any of the foregoing reasons, then, unless within five days after receiving the Demand the Escrow Agent receives a written objection to the Demand signed by an authorized executive officer of the Company, the Escrow Agent shall, promptly after the expiration of that five day period, deliver the Escrow Fund to Investor in the manner specified in the demand. Simultaneously with delivery of any Demand upon the Escrow Agent, Investor shall deliver a copy thereof to the Company and shall provide to the Escrow Agent evidence that such Demand has been delivered to the Company. If the Escrow Agent receives from the Company a written objection to the Demand within the five-day period referred to in this Section 4(b), then the provisions of Section 5 shall apply.

(c) Any disposition of the Escrow Fund (including earnings thereon) pursuant to this Agreement shall be made by check payable in immediately available funds or by wire transfer to such account as may be designated in writing from time to time by the recipient to the Escrow Agent at least two business days prior to the date of disposition.

5. Disposition of the Escrow Fund by Agreement of the Parties; Conflicting Demands. The Escrow Agent may dispose of all or a portion of any of the Escrow Fund (including any earnings thereon) in accordance with a written instruction signed by the Company and Investor, whether such disposition is pursuant to the terms of the Securities Purchase Agreement or otherwise. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to any of the escrows provided for herein, then the Escrow Agent may refrain from complying with any such claim or demand so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any person (as defined below) for its failure to comply with such conflicting or adverse demands. The Escrow Agent may continue to so refrain and refuse to act until it shall have received certification satisfactory to it that such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction that is not subject to further appeal or other appellate review, or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a written notice signed by all such parties. The Escrow Agent may seek the advice of legal counsel in any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. As used in this Agreement, “person” means an individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity (including, without limitation, any governmental entity).

6. Consent to Jurisdiction, Etc. The Company and Investor hereby consent to the exclusive personal jurisdiction over them by the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York and acknowledge that either of such courts is the proper and exclusive venue for any dispute with the Escrow Agent. The Company and Investor hereby waive personal service of any summons, complaint or other process that may be delivered by any of the means permitted for notices under Section 13(b). In any action or proceeding involving the Escrow Agent in any jurisdiction, the Company and Investor waive trial by jury in any such jurisdiction.

7. Expenses of the Escrow Agent. The Company shall pay the reasonable costs and expenses incurred by the Escrow Agent in connection with the performances of its services hereunder, including, without limitation, all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and investment of the Escrow Fund and the enforcement of this Agreement, including, without limitation, the reasonable disbursements, expenses and fees of the Escrow Agent (based upon the rates of its attorneys) and those attorneys that may be retained by the Escrow Agent.

8. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

9. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Company and Investor hereunder. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Escrow Agent and Investor, on the one hand, or the Company, on the other hand. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent’s representation (in its capacity as legal counsel) of Investor or any of its subsidiaries, employees, stockholders or affiliates (collectively, “related parties”), any of which may be advised and/or represented by the Escrow Agent on any and all matters pertaining to this Agreement, the Securities Purchase Agreement and any other understandings, agreements or matters relating thereto or otherwise or the Escrow Fund. The Escrow Agent’s duties and obligations hereunder are limited to those expressly set forth in this Agreement. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees. To the extent that Investor and/or any of its related parties may be represented by the Escrow Agent in connection with the transactions contemplated by the Securities Purchase Agreement or any other Agreement, the Company hereby waives any conflict of interest that may exist or occur as a result of such representation and consents to the continued representation of Investor and/or any of its related parties by the Escrow Agent in connection with any action, suit or other proceeding relating to or arising out of this Agreement or any other Agreement or the transactions contemplated hereby or thereby.

10. Exculpation. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of Escrow Fund or the taking of any other action or omission to act with respect to this Agreement, for compliance with any applicable law or regulation or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of the Purchase Agreement or any other Agreement), or for any mistake or error in judgment of the Escrow Agent or any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement (other than for the Escrow Agent’s or such other person’s mistakes, errors in judgment, acts or omissions which have been determined in a final and non-applicable ruling by a court of competent jurisdiction to constitute gross negligence or willful misconduct).

11. Indemnification. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company and Investor from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Escrow Fund, except such as are occasioned by the indemnified person’s own acts and omissions amounting to gross negligence or willful misconduct.

12. Resignation of Escrow Agent; Appointment of Successor Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing written notice thereof to the Company and Investor. In such event, the Escrow Agent shall transfer the Escrow Fund to a successor independent escrow agent to be appointed by (a) the Company and Investor within 30 days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent, if the Company and Investor shall have not agreed on a successor escrow agent within the aforesaid 30-day period, as designated by the Escrow Agent in each case upon such appointment and delivery of the Escrow Fund to the successor Escrow Agent, the Escrow Agent shall be released of and from all liability under this Agreement; provided, however, that the obligations of the Company and Investor to pay expenses and to reimburse, exculpate, indemnify, hold harmless and/or defend the Escrow Agent pursuant to Sections 7, 10 and 11 shall continue in full force and effect with respect to any Escrow Agent resigning pursuant to this Section 12.

13. Miscellaneous.

(a) Fees and Expenses. The Company and Investor shall each be responsible for their own fees and expenses (including, without limitation, the fees and expenses of their accountants and counsel) in connection with the entering into of this Agreement and the performance by them of their obligations hereunder.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Attention: President

Telecopier No.: (303)

with copies to:

Faegre & Benson

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

Attention: William J. Campbell

Telecopier No.: (303) 607-3600

if to Investor, to:

Dolphin Direct Equity Partners, LP

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Attention: Carlos Salas

Telecopier No.: (212) 202-3817

with copies to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gary J. Simon

Telecopier No.: (212) 422-4726

if to the Escrow Agent, to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gary J. Simon

Telecopier No.: (212) 422-4726

(c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its or his permitted heirs, successors and assigns. Under no interpretation hereof shall the Escrow Fund be deemed to be of a non-refundable nature nor shall this Agreement be deemed to create any obligation on the part of Investor to consummate any investment in or other transaction with the Company.

(d) Counterparts. This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(e) Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Purchase Agreement and each other Agreement and (b) are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Investor may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement any fund managed in whole or in part by any fund manager of Investor, but no such assignment shall relieve Investor of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(h) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13(h).

(i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(j) Amendments; Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

[The next page is the signature page]

IN WITNESS WHEREOF, this Deposit Escrow Agreement has been signed by or on behalf of each of the parties as of the day first above written.

ACT TELECONFERENCING, INC.

By:
Name:
Title:

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC
its managing general partner

By:	Dolphin Management Inc.
its managing member

By:
Name:	Peter E. Salas
Title:	President

HUGHES HUBBARD & REED LLP
as Escrow Agent

By:
Name:	Gary J. Simon
Title:	Partner

S-1